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                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 1


                                                                   June 23, 2000


Provident Distributors, Inc.
Four Falls Corporate Center, 6th Floor
West Conshohocken, PA  19428-2961

Dear Sirs:

                  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement between the Trust and Provident Distributors, Inc. ("PDI") dated as of December 1, 1999 (the "Agreement") is herewith amended to provide that PDI shall be the distributor for the Trust's Institutional Money Market Fund, Institutional Treasury Money Market Fund, Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Growth Fund II on the terms and conditions contained in the Agreement.

                  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                            Very truly yours,

                                            THE GALAXY FUND


                                            By:    /s/ John T. O'Neill
                                                   --------------------------
                                            Name:  John T. O'Neill
                                            Title: President


Accepted:

PROVIDENT DISTRIBUTORS, INC.


By:    /s/ Philip H. Rinnander
       --------------------------
Name:  Philip H. Rinnander
Title: President